EXHIBIT 99
NEWS RELEASE
For Immediate Release
Contact: Chad Hyslop or Jim Baumgardner (208) 331-8400
info@americanecology.com     www.americanecology.com
------------------------     -----------------------


                     AMERICAN ECOLOGY POSTS OPERATING INCOME
                        OF $1.4 MILLION IN FIRST QUARTER

     BOISE, IDAHO APRIL 19, 2005 - American Ecology Corporation [NASDAQ: ECOL] today announced financial results for the quarter ending March 31, 2005. For the quarter, the Company reported net income of $856,000 or $0.05 per fully diluted share, compared to net income of $2.4 million, or $0.14 per fully diluted share a year ago. Operating income was $1.4 million for the quarter versus $3.4 million for the first quarter of 2004.

     Revenue for the first quarter of 2005 was $12.6 million, compared to $13.9 million a year ago. This decrease in revenue was primarily due to slightly lower average selling prices and decreased transportation revenue. While waste volumes at the Company's three hazardous waste sites remained relatively flat, higher operating costs were incurred in anticipation of waste shipments from contracts that were delayed due to weather, funding or other project-specific delays. Additionally, treatment revenue at the Company's Texas facility was down quarter to quarter pending availability of the new treatment building now under construction. Revenue at the Company's low-level radioactive waste disposal facility in Washington also declined due to lower rate-regulated waste volumes for the quarter. The Company also incurred transportation-related expenses in the quarter just ended to secure preferred long-term access to two east coast rail transfer facilities to better compete for large remediation projects.

     "Confirming what we disclosed last month, first quarter results were lower than planned due to delayed shipments but the Company did not lose any major forecasted projects," stated Stephen Romano, President and Chief Executive Officer. "While the costs of a temporarily underutilized rail fleet and securing east coast rail transfer points negatively affected first quarter results, we are well positioned to execute our growth strategy based on bundling of transportation and disposal services to increase waste volume throughput at our operating facilities," he added.

     All of the delayed first quarter 2005 projects are either shipping or expected to ship in the second quarter and the Company reaffirms its previous earnings guidance for the year. "We expect to receive and dispose of the delayed waste shipments during the balance of 2005 and continue to project 15% growth in operating income for the year," Romano commented.


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     Direct costs for the quarter increased to $8.7 million from $7.6 million in the first quarter of 2004. Higher direct costs reflected increased labor, transportation and waste treatment additive costs at the Company's Beatty, Nevada and Grand View, Idaho hazardous waste facilities. Higher transportation costs reflect fuel surcharges, an expanded railcar fleet, increased railcar operating lease expenses, and mobilization costs incurred in anticipation of the aforementioned large remediation projects now underway. Only a portion of these expenses could be passed on to customers.

     The combined result of lower revenue and higher direct costs was a 39% decrease in gross profit from $6.3 million (45% of revenue) in the first quarter of 2004 to $3.8 million (31% of revenue) in the first quarter of 2005.

     Selling, general & administrative expenses (SG&A) for the first quarter decreased to $2.5 million, or 20% of revenue, compared to SG&A of $2.9 million or 21% of revenue in the first quarter last year. SG&A expenses dropped despite the $105,000 spent in the first quarter of 2005 to comply with Sarbanes-Oxley
Section 404 Internal Control requirements.

     Reduced revenue and higher direct costs outweighed reductions in SG&A, lowering operating income by $2.0 million to $1.4 million, below the $3.4 million in operating income posted in the first quarter of 2004.

     "Despite the lower quarterly operating income, cash flow remained solid and the Company's financial condition continues to be strong," stated Jim Baumgardner, Senior Vice President and Chief Financial Officer.

     At quarter end, the Company had $13.2 million of cash and investments on hand and working capital of $17.2 million.

     Management and Moss Adams LLP, the Company's independent registered public accounting firm, have concluded that the Company's internal controls over financial reporting were effective at December 31, 2004 and will report no material weaknesses. The Company will file an Amended Form 10K with the Securities and Exchange Commission on or prior to May 2, 2005 with the required internal control opinions.

     The Company's first quarter 2005 investor conference call will be held Wednesday, April 20, 2005 at 10:00 am Mountain Time. President and Chief Executive Officer Stephen Romano, Senior Vice President and Chief Financial Officer Jim Baumgardner, and Vice President and Controller Michael Gilberg will host the call. Interested parties are invited to submit questions in advance to INFO@AMERICANECOLOGY.COM, or by facsimile to 208-331-7900. To join the call,
------------------------
dial 1-877-331-8343.  Participants will be asked to provide their name and
     --------------
affiliation.


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     American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions, refineries and chemical manufacturing facilities. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States, having operated for more than fifty years.

     This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the Company will successfully meet its 2005 earnings estimates, receive all projected waste shipments, increase earnings through the bundling of transportation and disposal services, prevail in pending litigation, collect on pending insurance claims, or declare future dividends. For information on other factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

                                       ##


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

                              AMERICAN ECOLOGY CORPORATION
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                    ($ IN 000'S EXCEPT PER SHARE AMOUNTS) (UNAUDITED)

                                                             Three Months Ended
                                                             ------------------
                                                         MARCH 31, 2005   March 31,2004
                                                        ----------------  --------------
Revenue                                                 $        12,554   $       13,905
Direct operating costs                                            8,713            7,612
                                                        ----------------  --------------

Gross profit                                                      3,841            6,293
Selling, general and administrative expenses                      2,514            2,872
Business interruption insurance claim                               (41)              --
                                                        ----------------  --------------

Income from operations                                            1,368            3,421
Interest income                                                      85               36
Interest expense                                                     47               49
Other income                                                         17               45
                                                        ----------------  --------------

Income before income tax and discontinued operations              1,423            3,453
Income tax expense                                                  567            1,164
                                                        ----------------  --------------

Income before discontinued operations                               856            2,289
Income from discontinued operations (net of tax of $0)               --              149
                                                        ----------------  --------------

Net income                                              $           856   $        2,438
                                                        ================  ==============

Basic earnings from continuing operations                           .05              .13
Basic earnings from discontinued operations                          --              .01
                                                        ----------------  --------------
Basic earnings per share                                $           .05   $          .14
                                                        ================  ==============

Diluted earnings from continuing operations                         .05              .13
Diluted earnings from discontinued operations                        --              .01
                                                        ----------------  --------------
Diluted earnings per share                              $           .05   $          .14
                                                        ================  ==============

Dividends paid per common share                         $            --   $           --
                                                        ================  ==============


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

                                        AMERICAN ECOLOGY CORPORATION
                                        CONSOLIDATED BALANCE SHEETS
                                          ($ IN 000'S) (UNAUDITED)


                                                                         MARCH 31, 2005   December 31,2004
                                                                         ---------------  -----------------
ASSETS
Current Assets:
    Cash and cash equivalents                                            $         2,920  $           2,160
    Short term investments                                                        10,323             10,967
    Receivables, net                                                               8,742              8,963
    Insurance receivable                                                           1,161              1,285
    Prepayments and other                                                          1,077              1,469
    Deferred income taxes                                                          5,613              5,613
                                                                         ---------------  -----------------
      Total current assets                                                        29,836             30,457

Property and equipment, net                                                       28,735             27,363
Facility development costs                                                         6,478              6,478
Other assets                                                                         462                462
Deferred income taxes                                                             12,041             12,473
                                                                         ---------------  -----------------
      Total assets                                                       $        77,552  $          77,233
                                                                         ===============  =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Current portion of long term debt                                    $         1,458  $           1,457
    Accounts payable                                                               2,556              3,022
    Deferred revenue                                                               1,296                724
    State burial fees payable                                                      1,112              1,446
    Management incentive plan payable                                                 89                934
    Customer refunds                                                               2,512              2,512
    Accrued liabilities                                                            1,251                725
    Accrued closure and post closure obligation, current portion                   2,323              2,323
                                                                         ---------------  -----------------
      Total current liabilities                                                   12,597             13,143

Long term debt                                                                     2,369              2,734
Long term accrued liabilities                                                        523                441
Accrued closure and post closure obligation, excluding current portion             9,314              9,304
                                                                         ---------------  -----------------
      Total liabilities                                                           24,803             25,622
                                                                         ---------------  -----------------

Commitments and contingencies
Shareholders' equity:
    Convertible preferred stock, 1,000,000 shares authorized,
    Common stock, $.01 par value, 50,000,000 authorized, 17,441,294
      and 17,398,494 shares issued and outstanding                                   174                174
    Additional paid-in capital                                                    51,297             51,015
    Retained earnings (deficit)                                                    1,278                422
                                                                         ---------------  -----------------
      Total shareholders' equity                                                  52,749             51,611
                                                                         ---------------  -----------------

Total Liabilities and Shareholders' Equity                               $        77,552  $          77,233
                                                                         ===============  =================


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

                             AMERICAN ECOLOGY CORPORATION
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                               ($ IN 000'S) (UNAUDITED)

                                                          Three Months Ended March 31,
                                                              2005           2004
                                                          -------------  -------------
Cash flows from operating activities:
  Net income                                              $        856   $      2,438
  Adjustments to reconcile net income to net
      cash provided by operating activities:
  Depreciation, amortization, and accretion                      1,376          1,488
  Income from discontinued operations                               --           (149)
  Income tax benefit on exercise of stock options                  130             --
  Deferred income taxes                                            432             --
Changes in assets and liabilities:
  Receivables                                                      221          4,020
  Other assets                                                     345            173
  Closure and post closure obligation                             (260)          (148)
  Income taxes payable/receivable                                   --          1,115
  Accounts payable and accrued liabilities                        (465)         1,699
                                                          -------------  -------------
      Net cash provided by operating activities                  2,635         10,636

Cash flows from investing activities:
  Capital expenditures                                          (2,529)          (513)
  Proceeds from the sale of assets                                 222            110
  Transfers between cash and short term investments, net           644             39
                                                          -------------  -------------
      Net cash used by investing activities                     (1,663)          (364)

Cash flows from financing activities:
  Payments of indebtedness                                        (364)          (366)
  Warrants purchased and canceled                                   --         (5,500)
  Stock options and warrants exercised                             152            359
                                                          -------------  -------------
      Net cash used by financing activities                       (212)        (5,507)
                                                          -------------  -------------

Increase in cash and cash equivalents                              760          4,765
Net cash used by discontinued operations                            --           (668)
Cash and cash equivalents at beginning of year                   2,160          6,674
                                                          -------------  -------------
Cash and cash equivalents at end of quarter               $      2,920   $     10,771
                                                          =============  =============

Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest expense                                        $         47   $         49
  Income taxes paid                                                  4             50



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